UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) April 30, 2004

Xten Networks, Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-50346
(Commission File Number)

20-0004161
(IRS Employer Identification No.)

Suite 320, 5201 Great America Parkway, Santa Clara, CA 95054
(Address of principal executive offices and Zip Code)

(408) 876-4346
(Registrant's telephone number, including area code)

Broad Scope Enterprises Inc.
307 - 2185 West 8th Avenue
Vancouver, British Columbia,
Canada V6K 2A5
(Former name or former address, if changed since last report.)

Item 1. Changes in Control of Registrant.

As a result of the recent acquisition of Xten Networks, Inc., a Nevada corporation, there has been a change of control of our company. The acquisition is described in detail below under the heading "Item 2. Acquisition or Disposition of Assets."

As part of the acquisition of Xten Networks, Inc., we agreed to issue an aggregate of 18,000,000 shares of our common stock to the shareholders of Xten Networks, Inc., which represents approximately 48% of our outstanding shares upon closing of the acquisition.

As a condition to the closing of the mergers, we agreed to appoint Mark Bruk and Erik Lagerway as members of our board of directors, and that Hon Kit Ng and Simon Au, our directors prior to the acquisition, would tender their respective resignations as directors and officers of our company, which appointment of Erik Lagerway and the resignations of Hon Kit Ng and Simon Au to be effective ten days after the filing and mailing of a Schedule 14F-1 to our shareholders. Accordingly, Mark Bruk was appointed as a member of our board of directors on April 26, 2004 and as our chief executive officer, secretary and treasurer effective on May 6, 2004. Hon Kit Ng and Simon Au resigned as officers and directors of our company on May 6, 2004. On May 6, 2004, Erik Lagerway was appointed as a director of our company and as our chief operating officer and president. Prior to the acquisition, Mark Bruk and Erik Lagerway held the same positions with Xten Networks, Inc.

As a condition to the closing of the acquisition, Hon Kit Ng and Simon Au agreed to surrender for cancellation without consideration 24,923,070 shares of our common stock owned by them.

Mark Bruk, a director of our company as of April 26, 2004, received an aggregate of 5,435,800 shares of our common stock, which shares represent approximately 14.7% of our current and outstanding shares. Erik Lagerway, a director of our company as of May 6, 2004, received an aggregate of 5,435,800 shares of our common stock, which shares represent approximately 14.7% of our current and outstanding shares.

Item 2. Acquisition or Disposition of Assets.

This current report contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors", that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

As used in this current report, the terms "we", "us" and "our" mean Xten Networks, Inc., formerly Broad Scope Enterprises, Inc. and "Xten Networks" means Xten Networks, Inc., a private Nevada corporation which we acquired effective April 30, 2004.

Corporate History

We were incorporated under the laws of the State of Nevada on April 18, 2003. Until we acquired, by way of a merger, all of the shares of Xten Networks, a private Nevada company, our focus has been operating an adult entertainment and services directory website located at www.bcescorts.com through our wholly owned subsidiary, Broad Scope Entertainment, Inc. Our website provides a directory of adult entertainment and service providers where personal escorts, exotic dancers, models and vendors of adult entertainment products located in the Province of British Columbia, Canada may list and advertise their profiles, products, services, pictures and contact information on our website.

Acquisition of Xten Networks

On April 26, 2004, we entered into an Agreement and Plan of Merger between Broad Scope Enterprises, Inc., Xten Networks, Inc., Broad Scope Acquisition Corp. and Mark Bruk.

On April 29, 2004, we entered into an Agreement and Plan of Merger between Broad Scope Enterprises, Inc. and Xten Networks, Inc. (formerly Broad Scope Acquisition Corp.).

Merger of Broad Scope Acquisition Corp. and Xten Networks, Inc.

Broad Scope Acquisition Corp. was incorporated under the laws of the State of Nevada on April 2, 2004. Broad Scope Acquisition was a wholly owned subsidiary of our company and was incorporated for the purposes of completing the merger with Xten Networks.

Xten Networks (formerly Evove, Inc.) was incorporated under the laws of the State of Nevada on October 28, 2002. Xten Networks designs, develops and markets software which is used to make or receive phone calls from a computer running the Windows, Mac or LindowsOS operating systems, or a personal digital assistant (PDA) running the Pocket PC operating system. Using Xten Networks' software, people can make and receive calls to/from a telephone to any of these devices (PCs and PDAs).

Mr. Mark Bruk was the chief executive officer, secretary, treasurer, director and was a principal shareholder of Xten Networks. Mr. Erik Lagerway was the chief operating officer, president, director and was a principal shareholder of Xten Networks.

The merger of Xten Networks and Broad Scope Acquisition Corp. was completed effective as of April 30, 2004. As a result of the merger, we acquired all of the 9,000,000 issued and outstanding shares in Xten Networks in exchange for agreeing to issue 18,000,000 shares of our common stock to the stockholders of Xten Networks. The stockholders of Xten Networks were entitled to receive two shares of our common stock for each one share of Xten Networks. After the merger closed on April 30, 2004, Xten Networks became our wholly-owned subsidiary.

Merger of Broad Scope Enterprises, Inc. and Xten Networks, Inc. (formerly Broad Scope Enterprises, Inc.)

On April 29, 2004, we entered into an Agreement and Plan of Merger with our wholly owned subsidiary, Xten Networks, Inc. (formerly Broad Scope Acquisition Corp.), whereby we merged Xten Networks, Inc. with and into our company. As part of this merger, we changed our name from "Broad Scope Enterprises, Inc." to "Xten Networks, Inc." to reflect our newly acquired business.

Stock Split and Cancellation of Shares

As a condition to the closing of the mergers, we agreed to complete a 6.53846 for 1 split of our common stock. On April 8, 2004, we completed the stock split. Prior to the split, we had 7,750,000 shares issued and outstanding and after the split we had 42,923,065 shares issued and outstanding.

Also as a condition to the closing of the acquisition and the merger, Hon Kit Ng and Simon Au agreed to surrender for cancellation, without consideration, 24,923,070 shares of our common stock owned by them.

As a result of the stock split and the cancellation, we had 17,999,995 shares issued and outstanding immediately prior to the completion of the acquisition.

Part and Parcel Private Placement

In connection with acquisition, we completed a private placement of 1,000,000 units at a price of $1.00 per unit, each unit being comprised of one share of our common stock and one-half share purchase warrant. Each share purchase warrant entitles the holder to purchase one additional share of our common stock at a price of $2.00 per share for a period of one year from April 26, 2004. We have also agreed to, upon demand of the investor, to register the resale of the shares and the shares issuable upon exercise of the share purchase warrants by filing an appropriate registration statement with the Securities and Exchange Commission. The investor is entitled to demand that we prepare and file the registration statement at any time after we raise $2,500,000 in private placement financing. The investor will pay for the cost of preparing and filing the registration statement and maintaining the effectiveness of the registration statement. The registration statement will be kept effective until such time as all the shares and the shares issuable upon exercise of the share purchase warrants may be sold pursuant to Rule 144 of the Securities Act of 1933. We have agreed to undertake to file the registration statement with the Securities and Exchange Commission within thirty days of receiving the demand from the investor. We have agreed to use our best efforts to ensure the registration statement is declared effective within 120 days of filing with the Securities and Exchange Commission.

Business of Xten Networks

Now that we have completed the acquisition of Xten Networks, we intend to sell our interests in and the business carried on by Broad Scope Entertainment, Inc. and pursue the business of Xten Networks. Xten Networks designs, develops and markets software which is used to make or receive phone calls from a computer running the Windows, Mac or LindowsOS operating systems, or a personal digital assistant (PDA) running the Pocket PC operating system. Using Xten Networks' software, people can make and receive calls to/from a telephone to any of these devices (PCs and PDAs).

Xten Networks is a leading provider of high-quality software for IP telephony (Internet Protocol telephony), which is a general term for the technologies that use the Internet Protocol's packet-switched connections to exchange voice, fax, and other forms of information that have traditionally been carried over the dedicated circuit-switched connections of the public switched telephone network (PSTN). Using the Internet, calls travel as packets of data on shared lines, avoiding the tolls of the PSTN.

Xten Networks does market its IP telephony software directly to end users and enterprises via its web site located at http://www.xten.com. However, Xten Networks primarily focuses on selling its IP telephony software to companies which provide IP telephony services to end users and enterprises. These companies include telephone companies, cable companies and IP telephony service providers who provide IP telephony services to end users and enterprises (ITSPs). Xten Networks also markets its IP telephony software in conjunction with IP telephony services provided by its customers - the telephone companies, cable companies and ITSPs - to original equipment manufacturers, in the form of a bundled software/service offering.

Technology

Xten Networks currently has released two software applications in the IP telephony marketplace. These two software applications are functionally similar however, their feature sets are different. The first release (Version 1.0) of these two software applications was on April 15, 2003, with Version 2.0 having been released on July 15, 2003. Version 3.0 is currently in development and scheduled for release in the fall of 2004.

The base product is called X-Lite. X-Lite is provided for free to end users and allows end users to connect their computer to an IP telephony service to make and receive phone calls. X-Lite can connect to one IP telephony service, it has 3 lines, and provides hold and mute functionality.

The premium product is called X-PRO. X-PRO is sold to end users at a retail price of $50 for a single end user license. X-PRO provides all of the features found in X-Lite along with many additional features. X-PRO provides the functionality of a small business phone system on your computer or PDA.

X-Lite and X-PRO are based on open standards, which allows for quick, easy and effective integration with the largest IP telephony networks in use by telephone companies, cable companies and ITSPs.

To extend X-PRO's standard features, Xten Networks also offers:

    X-PRO with Encrypted Voice Option ensures that all voice data is encrypted using strong encryption. The phone call can be made between two or more parties, however each party to the encrypted call must be using X-PRO with Encrypted Voice Option software on their computer;
    X-PRO with Embedded Web Option provides a web-based solution where a visitor to a web site can click on a button or a hyperlink and make a call (currently only available for use with Internet Explorer on Windows computers). For example, a web site developer could add a virtual phone booth on their web site whereby the visitor could enter a phone number in a form and click a dial button to place a call (see http://www.myphonebooth.com); and
    The X-PRO Software Development Kit provides third-party developers the ability to integrate the features of X-PRO into their own applications. For example, a developer of a contact management software application could add a click-to-call feature within their application by integrating the X-PRO Software Development Kit into their application.

To date, X-PRO and X-Lite have a combined user-base of over 250,000 end users, and Xten Networks has a customer-base comprised of both large and small ITSPs, including among others, Vonage Corporation, "the broadband telephone company".

Partners' Interoperability Certification

Xten Networks' products (X-Lite and X-PRO) have been certified to interoperate (interoperate is the ability of multi-vendor solutions to work together using a common set of protocols) with offerings from some of the largest softswitch vendors, including BroadSoft, Sylantro Systems Corporation and Syndeo Corporation. Softswitch is the generic name for a new approach to telephony switching that has the potential to address all the shortcomings of traditional local-exchange switches. The softswitch is where all the service intelligence resides for the delivery of local telephone services. Softswitch technology solutions can lower the cost of local-exchange switching, present the means to create differentiated local telephony services, and ease the migration of networks to support packet voice end-to-end. Packetized voice involves the digitizing, compressing, and dividing of voice into packets. These packets can then be sent from the sender, via various routes, to the receiver, whereupon they are reassembled.

What interoperability certification of Xten Networks' products by these (and other) softswitch vendors means to Xten Networks is that these softswitch vendors can offer Xten Networks' products to their customers when they are asked to provide a "softphone" or IP telephony software application.

Intellectual Property

Other than third-party codecs (compression/decompression software used by Xten Networks in Xten Networks' products for compressing and decompressing the audio/voice data packets) which are either open-source or licensed from third-parties by Xten Networks, Xten Networks owns 100% of the source code for X-PRO and X-Lite and has registered the domain names www.xten.com and www.xten.net.

Development

All development of Xten Networks' products to-date has been sub-contracted. Xten Networks has an agreement effective as of December 1, 2002, with Xten Networks (Canada) Inc., a private British Columbia corporation owned 50% by Mark Bruk and 50% by Erik Lagerway. Xten Networks (Canada) Inc. develops software for Xten Networks at cost-plus 5% and retains no right, title or interest in the intellectual property it has developed. Xten Networks is the owner of all right, title and interest in and to all intellectual property, know-how, trademarks and copyrights.

We intend to incorporate a wholly-owned Canadian subsidiary which will oversee the development and support of Xten Networks' products. This subsidiary will seek to employ the existing development/support team currently employed by Xten Networks (Canada) Inc.

After Sales Service

Xten Networks sells its software on an as is and with all faults basis. What this means is that we are not required to update the software nor are we required to provide any support nor are we responsible if the software does not work on your computer network. However for Xten Networks' non-end user customers - telephone companies, cable companies and ITSPs - basic support is provided, which includes product bug-fixes and timely email support during the one-year period following the date of sale. Bug-fixes are software updates which fix a known deficiency in the product. For an additional fee, extended support is available, which includes product upgrades and a ten-instance telephone support package. Product upgrades are separate from bug-fixes and include new or enhanced product features. Xten Networks currently maintains a support forum on the Internet at http://support.xten.net and product user manuals are available online at http://www.xten.com.

Warranty

Xten Networks warrants that its software will perform substantially in accordance with the materials accompanying the software for a period of ninety calendar days from the date of sale to cover defects in workmanship. Warranty service is currently provided by Xten Networks (Canada) Inc. however, it will be provided by the soon-to-be formed Canadian subsidiary.

Plan of Operation and Cash Requirements

We anticipate that we will require $2 million for the twelve months ended April 30, 2005 to continue to build-out market channels, support customers, continue interoperability testing with softswitch providers, complete independent market and product evaluations, recruit additional senior management, conduct continued research and development on Xten Networks' products and expand our marketing program. As part of the acquisition, we received gross proceeds of $1,000,000 from a part and parcel private placement, which included the issuance of share purchase warrants to acquire up to an additional 500,000 shares of our common stock at $2.00 per share for a period of one year. If the investor exercises the share purchase warrants, we will receive another $1,000,000 in gross proceeds. We also receive cash from sales of Xten Networks' current products.

Sales & Marketing

Xten Networks promotes its products primarily through relationships with softswitch vendors and through industry trade shows targeting the VoIP and IP Telephony business. Xten Networks also develops company and product awareness by contacting all major telephone companies, cable companies and IP Telephony Service Providers, with press releases and product information. We anticipate that we will expend approximately $650,000 on sales and marketing activities including the salaries for employees and consultants involved in sales and marketing.

End-User Sales

Xten Networks sells its software products directly to end users from its web site (each computer using X-Lite or X-PRO requires a single license). X-Lite is entirely free to end users and X-PRO is sold to end users based on the following manufacturer's suggested list prices:

    1 license is $50;
    2 through 9 licenses is $35 per license;
    10 through 49 licenses is $30 per license;
    50 through 99 licenses is $25 per license; and
    100 through 499 licenses is $20 per license

Sales to Telephone Companies, Cable Companies, IP Telephony Service Providers & OEM

When Xten Networks sells its software products to telephone companies, cable companies, IP Telephony service providers and OEMs, its software products are available in either co-branded or private label versions. When sold under co-branding the preferred minimum order requirement is 500 licenses, and when sold under private labeling the preferred minimum order requirement is 20,000 licenses. When co-branded or private label versions are provided to Xten Networks' customers, Xten Networks works with each customer to streamline the process of delivering the software to their end users. This includes such things as pre-configuring the information required to connect to the customer's network and enabling or disabling certain features of X-Lite and X-PRO.

    Co-Branded Sales
      Co-branding of Xten Networks' products means that the X-Lite or X-PRO user interface (the part of the software application that displays on the computer screen for the end user to see) remains AS IS, but the customer's logo is also placed on the user interface.
    Private Label Sales
      Private labeling of Xten Networks' products means that the customer can change any and all features of the user interface and can remove all mention of Xten Networks from the user interface.
    OEM Sales

OEM sales include sales of Xten Networks' products either stand-alone (on their own without an IP telephony service) or in combination with an IP telephony service. For example, a special version of X-Lite is OEM-bundled as a stand-alone software application with the LindowsOS 4.5 operating system.

Research & Development

Xten Networks will continue research and development on the following products:

- X-PRO Version 3.0.

- X-Tunnels. This is a firewall traversal solution developed for a number of Xten Networks' customers, which is being released into the open source community in June 2004.

- OS Specific Releases of X-PRO and X-Lite. Currently Xten Networks' products are supported on the following operating systems; Windows (98SE/NT4/ME/2K/XP), Windows CE, Mac OS X, and LindowsOS.

We anticipate expending approximately $750,000 on research and development activities.

Employees

In addition to our chief executive officer and chief operating officer we will be hiring a chief financial officer and administrative staff. We expect that we will expend $360,000 in salaries during the year ended April 30, 2005, not including salaries for those employees and consultants involved in sales, marketing, research, development, and investor relations.

General and Administrative Expenses

We expect to spend $240,000 on general and administrative expenses including legal and auditing fees, rent, office equipment and other administrative related expenses.

RISK FACTORS

Much of the information included in this current report includes or is based upon estimates, projections or other "forward looking statements". Such forward looking statements include any projections or estimates made by us and our management in connection with our business operations. While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumption or other future performance suggested herein.

Such estimates, projections or other "forward looking statements" involve various risks and uncertainties as outlined below. We caution the reader that important factors in some cases have affected and, in the future, could materially affect actual results and cause actual results to differ materially from the results expressed in any such estimates, projections or other "forward looking statements".

Our new business operations will be subject to a number of risks and uncertainties, including those set forth below:

We will require significant additional financing, the availability of which cannot be assured.

Our company has had negative cash flows from operations. Our business plan calls for significant expenses necessary to continue the development of our products and expand our position in the market. We will require additional financing to finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow. We have estimated that we will require approximately $2 million to carry out our business plan in the year ended April 30, 2005. As of April 30, 2004, we have raised $1,000,000 but we anticipate that we will require an additional $1,000,000 to satisfy our cash requirements for the balance of the year ended April 30, 2005. However, there is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that:

- we incur unexpected costs in completing the development of X-PRO V3.0 or encounter any unexpected technical or other difficulties;

- we incur delays and additional expenses as a result of technology failure;

- we are unable to create a substantial market for our products; or

- we incur any significant unanticipated expenses.

The occurrence of any of the aforementioned events could adversely affect our ability to meet our proposed business plans.

We do not have any arrangement for financing. We will depend almost exclusively on outside capital to pay for the continued development of our technology and the marketing of our products. Such outside capital may include the sale of additional stock and/or commercial borrowing. There can be no assurance that capital will continue to be available if necessary to meet these continuing development costs or, if the capital is available, that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a dilution, possibly a significant dilution, in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, our business and future success may be adversely affected.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If the stock price declines, there can be no assurance that we can raise additional capital or generate funds from operations sufficient to meet our obligations.

If we issue additional shares in the future this may result in dilution to our existing stockholders.

Our Certificate of Incorporation authorizes the issuance of 415,384,500 shares of common stock. Our board of directors have the authority to issue additional shares up to the authorized capital stated in the certificate of incorporation. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares may result in a reduction of the book value or market price of the outstanding shares of our common stock. If we do issue any such additional shares, such issuance also will cause a reduction in the proportionate ownership and voting power of all other stockholders. Further, any such issuance may result in a change of control of our corporation.

We face larger and better-financed competitors, which may affect our ability to operate our business and achieve profitability.

Management is aware of similar products which do compete directly with Xten Networks' products and some of the companies developing these similar products are larger, better-financed companies and may develop products superior to those of Xten Networks. Such competition will potentially affect our chances of achieving profitability, and ultimately adversely affect our ability to continue as a going concern.

If a market for our common stock does not develop, stockholders may be unable to sell their shares.

There is currently a limited market for our common stock, which trades on the OTCBB. Trading of stock on the OTCBB is frequently thin and highly volatile. There is no assurance that a market will develop in the stock after the corporate reorganization, in which case it will be difficult for stockholders to sell their stock.

Penny stock rules will limit the ability of our stockholders to sell their stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

NASD sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the NASD (National Association of Securities Dealers Inc.) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the NASD believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The NASD requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for its shares.

Some of our directors and officers will be located outside the United States, with the result that it may be difficult for investors to enforce within the United States any judgments obtained against us or some of our directors or officers.

Some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for investors to enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. Consequently, you may be effectively prevented from pursuing remedies under U.S. federal securities laws against some of our directors or officers.

We could lose our competitive advantages if we are not able to protect any proprietary technology and intellectual property rights against infringement, and any related litigation could be time-consuming and costly.

Our success and ability to compete depends to a significant degree on our proprietary technology incorporated in our software. Other than registering the domain names www.xten.com and www.xten.net, and registering the trademark XTEN®, we have not taken any action to protect our proprietary technology. If any of our competitors copies or otherwise gains access to our proprietary technology or develops similar technologies independently, we would not be able to compete as effectively. We also consider our service marks, particularly our family of unregistered trademarks including X-PRO, X-Lite, X-Web, X-Tunnels, X-Look, X-Cipher and X.NET, invaluable to our ability to continue to develop and maintain the goodwill and recognition associated with our brand. The measures we take to protect the proprietary technology software, and other intellectual property rights, which presently are based upon a combination of copyright, trade secret and trademark laws, may not be adequate to prevent their unauthorized use. Further, the laws of foreign countries may provide inadequate protection of such intellectual property rights.

We may need to bring legal claims to enforce or protect such intellectual property rights. Any litigation, whether successful or unsuccessful, could result in substantial costs and diversions of resources. In addition, notwithstanding any rights we have secured in our intellectual property, other persons may bring claims against us that we have infringed on their intellectual property rights, including claims based upon the content we license from third parties or claims that our intellectual property right interests are not valid. Any claims against us, with or without merit, could be time consuming and costly to defend or litigate, divert our attention and resources, result in the loss of goodwill associated with our service marks or require us to make changes to our website or other of our technologies.

Our products may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing technology and customer demands.

Our industry is characterized by rapid changes in technology and customer demands. As a result, our products may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to technological advances, anticipate customer demands, develop new products and enhance our current products on a timely and cost-effective basis. Further, our products must remain competitive with those of other companies with substantially greater resources. We may experience technical or other difficulties that could delay or prevent the development, introduction or marketing of new products or enhanced versions of existing products. Also, we may not be able to adapt new or enhanced services to emerging industry standards, and our new products may not be favorably received.

Unless we can establish significant sales of our current products, our potential revenues may be significantly reduced.

We expect that a substantial portion, if not all, of our future revenue will be derived from the sale of our software products. We expect that these product offerings and their extensions and derivatives will account for a majority, if not all, of our revenue for the foreseeable future. Broad market acceptance of our VoIP and IP Telephony products is, therefore, critical to our future success and our ability to continue to generate revenues. Failure to achieve broad market acceptance of our software products, as a result of competition, technological change, or otherwise, would significantly harm our business. Our future financial performance will depend primarily on the continued market acceptance of our current software product offerings, and on the development, introduction and market acceptance of any future enhancements. There can be no assurance that we will be successful in marketing our current product offerings or any new product offerings, applications or enhancements, and any failure to do so would significantly harm our business.

Description of Property

Our executive offices are located at Suite 320, 5201 Great America Parkway, Santa Clara, California, USA 95054. Xten Networks has leased the premises on a four month basis for a single term expiring on October 31, 2004. The monthly fixed minimum rent is $1,875.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of April 30, 2004, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, as well as by each of our current directors and executive officers. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Mark Bruk Suite 302, 738 Broughton Street Vancouver, British Columbia, Canada V6G3A7	5,435,800	14.7%
Erik Lagerway 629 Regan Avenue Coquitlam, British Columbia, Canada V3J3A3	5,435,800	14.7%

(1) Based on 36,999,995 shares of common stock issued and outstanding as of April 30, 2004. Except as otherwise indicated, we believe that the beneficial owners of the common stock listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Directors and Executive Officers, Promoters and Control Persons

As a result of the acquisition, our current board of directors consists of Mark Bruk and Erik Lagerway. All directors of our company hold office until the next annual meeting of the stockholders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. Our directors and executive officers, their ages, positions held, and duration as such, are as follows:
Name, Place of Residence and Proposed Position in our company	Position Held	Age	Date First Appointed
Mark Bruk Suite 302, 738 Broughton Street, Vancouver, British Columbia, Canada V6G3A7	CEO, Secretary, Treasurer and Director	45	April 26, 2004
Erik Lagerway 629 Regan Avenue Coquitlam, British Columbia, Canada V3J3A3	President, COO and Director	36	April 26, 2004

Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed.

Mark Bruk, CEO, Secretary, Treasurer and Director

Prior to becoming a director of our company, Mark Bruk was the CEO, secretary, treasurer and director of Xten Networks since October, 2002. Mark's work history is primarily in software development (over 19 years) and more recently he was the founder and CEO of eduverse.com, a US public company which traded on the OTC BB. At eduverse.com, Mark had overall control of the company's development and direction, and also managed operations in Asia. eduverse.com signed agreements with the Ministry of Education, China, the Ministry of Education, Malaysia, the Ministry of University Affairs, Thailand, AOL, StarTV, Sina, ZapMe, Acer, eHola, The Star (Malaysia), and Procter and Gamble Manufacturing (Thailand) Co., Ltd. Prior to founding eduverse.com, Mark served as Vice President of Applications and subsequently Vice President of Research & Development for InMedia Presentations, Inc., a multimedia software company (InMedia). Under Mark's initiative and management, InMedia developed the world's first web-based 100% pure HTML slide show player and also the world's first 100% pure Java slide show player. InMedia's software was bundled with digital cameras manufactured by Casio, Nikon, Olympus and Kodak.

Erik Lagerway, President, COO and Director

Prior to becoming a director of our company, Erik Lagerway was the president, COO and director of Xten Networks since October, 2002. Erik's history in VOIP goes back more than 7 years. He founded Globaltel [Global Network Telephony Corp.] in 1996 which eventually became Vocalscape Communications Inc. Vocalscape began developing VOIP software in his basement with just one programmer and over the course of 24 months grew the company to employ over 30 employees. Vocalscape received considerable Science Research & Development funds for their VOIP & eCRM technology; over $700,000 in private investment capital; and more than $1 million in public funding.

Summary of Compensation

There were no executive officers serving as the end of April 30, 2004 and no executive officers who served as such during the financial year, whose salaries exceeded $100,000 per year. The salary of Mark Bruk was paid by Xten Networks Mark Bruk was paid a salary of $68,557 and $18,384 respectively for the years ended April 30, 2004 and 2003.

Long-Term Incentive Plans - Awards in Most Recently Completed Financial Year

Xten Networks does not maintain, and at no time during its most recently completed financial year maintained, any long-term incentive plans.

Option/SAR Grants during the Most Recently Completed Financial Year

There were no options/SAR granted to any of Xten Networks' executive officers during its most recently completed financial year, being April 30, 2004.

Aggregated Option/SAR Exercises during the Most Recently Completed Financial Year and Financial Year-End Option/SAR Values

There were no options exercised by any of Xten Networks' executive officers during its most recently completed financial year, being April 30, 2004.

Option and SAR Repricing

There were no options repriced for any of Xten Networks' executive officers during its most recently completed financial year, being April 30, 2004.

Compensation of Directors

During the most recently completed financial year there were no standard or other arrangements pursuant to which any of Xten Networks' directors were compensated for services provided in their capacity as directors.

Defined Benefit Plan

Xten Networks does not have, and at no time during its most recently completed financial year had, any defined benefit or actuarial plans in respect of which any of its executive officers were eligible to participate.

Related Party Transactions

During the financial years ended April 30, 2004 and 2003, Xten Networks paid consulting fees and rent to companies with directors in common, specifically Xten Networks (Canada) Inc.

Indebtedness of Directors, Senior Officers, Executive Officers and other Management

None of the directors, senior officers, executive officers or other management of Xten Networks or any associate or affiliate, is or has been indebted to Xten Networks by way of guarantee, support agreement, letter of credit or other similar agreement or understanding at any time since the commencement of Xten Networks' last completed financial year being April 30, 2004.

Management and Employment Contracts

As of April 30, 2004, Xten Networks is not a party to any management or employment contract with any party.

Legal Proceedings

On January 6, 2004, JP Tech PTE Ltd. commenced a lawsuit in the Provincial Court of British Columbia (Small Claims Court) (Vancouver Registry No. 04-00051) against Xten Networks (Canada) Inc. (formerly Xten Networks Inc.), Xten Networks, Inc., Mark Bruk and Erik Lagerway claiming CDN$10,958.55 (approximately $7,998.94 as of the date of this current report) for a misrepresentation claim with respect to the sale of software by Xten Networks on September 30, 2003. Our management believes that the claim is without foundation or merit.

On May 15, 2003, Xten Networks sold software to a customer for $64,400. The customer paid $34,400 against the purchase price, with the remaining balance of $30,000 to be paid in monthly installments, each installment being $10,000. The customer did not pay the installments and on March 2, 2004, an attorney, acting for the customer, gave notice to Xten Networks of a claim for $34,400 which is to be resolved by arbitration. At the time of filing this current report, Xten Networks had not been advised as to when the arbitration hearing would occur. Our management believes that the claim is without foundation or merit. Xten Networks has written off the unpaid balance of $30,000.

Certain Relationships And Related Transactions

There are amounts due to related parties at April 30, 2004, these amounts are unsecured, non-interest bearing and have no stated terms of repayment. The amounts due to related parties are due to directors or to companies with directors in common.

Item 4. Changes in Registrant's Certifying Accountant

We have decided to engage new auditors as our independent accountants to audit our consolidated financial statements. Our board of directors approved the change of accountants from Manning Elliott, Chartered Accountants to Amisano Hanson, Chartered Accountants on May 6, 2004.

During our recent fiscal year ended April 30, 2003, and any subsequent interim periods preceding the change in accountants, there were no disagreements with Manning Elliott on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The report on the consolidated financial statements prepared by Manning Elliott for the fiscal year did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. The report on the financial statements prepared by Manning Elliott for the year ended April 30, 2003 was, however, modified as to uncertainty as the report contained a modifying paragraph with respect to our ability to continue as a going concern. The decision to change accountants was based on the appointment of new directors to our board of directors.

We will provide Manning Elliott with a copy of this Current Report on Form 8-K immediately after if is filed with the SEC, and will request that Manning Elliott furnish us with a letter addressed to the SEC stating whether Manning Elliott agrees with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which Manning Elliott does not agree.

We have engaged the firm of Amisano Hanson as of May 6, 2004. In connection with the fiscal years ended April 30, 2004 and 2003 and any subsequent interim periods preceding the change in accountants, Amisano Hanson was not consulted on any matter relating to accounting principles to a specific completed or proposed transaction or the type of audit opinion that might be rendered on our financial statements. In connection with the fiscal yeas ended April 30, 2004 and 2003 and any subsequent interim period preceding the change in accountants, Amisano Hanson did not provide any written or oral advice that was an important factor considered by it in reaching any decision as to the accounting, auditing or financial reporting issues.

Item 7. Financial Statements and Exhibits.

Financial States of Businesses Acquired

It is not practicable to provide financial statements of the acquired business prepared in accordance with the regulations on the date hereof. Accordingly, the required financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than July 12, 2004 (60 days after this Current Report on Form 8-K must be filed).

Pro Forma Financial Information

It is not practicable to provide the required pro forma financial statements on the date hereof. Accordingly, the pro forma financial statements will be filed as an amendment to this Current Report on Form 8-K as soon as practicable, but not later than July 12, 2004 (60 days after this Current Report on Form 8-K must be filed).

Copies of the following documents are included as exhibits to this report pursuant to Item 601 of Regulation S-B.

Exhibit Number	Description
10.1	Agreement and Plan of Merger between Broad Scope Enterprises Inc., Xten Networks, Broad Scope Acquisition Corp. and Mark Bruk
10.2	Agreement and Plan of Merger between Broad Scope Enterprises Inc. and Xten Networks
10.3	Software Development Agreement between Xten Networks (formerly Evove, Inc.) and Xten Networks (Canada) Inc. (formerly Xten Networks Inc.)
16.1	Letter from Manning Elliott dated May 18, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTEN NETWORKS, INC.

/s/ Mark Bruk
By: Mark Bruk
Chief Executive Officer, Secretary, Treasurer and Director
Date: May 10, 2004